                                                                    EXHIBIT 10.7



                                ESCROW AGREEMENT


         This Escrow Agreement, dated as of April 17, 1997 (the "Closing Date"), is entered into by and among Packaged Ice, Inc., a Texas corporation ("Parent"), Packaged Ice Southwestern, Inc., a Texas corporation ("Newco"), and Dale M. Johnson, Robert G. Miller and Alan Bernstein (collectively, the "Shareholders") and Texas Commerce Bank National Association, as escrow agent ("Escrow Agent").

         This is the Escrow Agreement referred to both in the Agreement and Plan of Merger by and among Parent, Newco, Southwestern Ice, Inc. and the Shareholders dated March 25, 1997 (the "Merger Agreement"). Capitalized terms used in this Escrow Agreement without definition shall have the respective meanings given to them in the Merger Agreement.

         The parties, intending to be legally bound, hereby agree as follows:

1.       ESTABLISHMENT OF ESCROW

         (a) Parent is depositing with Escrow Agent 60,000 shares of the $.01 par value common stock of Packaged Ice, Inc. ("Common Stock") and an amount equal to $350,000 in immediately available funds, as increased by any earnings thereon or losses on investments (such funds and Common Stock being the "Escrow Fund"), for purpose of providing for indemnification claims under Section 10.2 and 10.3 of the Merger Agreement. Escrow Agent acknowledges receipt thereof.

         (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2.       INVESTMENT OF FUNDS

         Except as Parent and Shareholders may from time to time jointly instruct Escrow Agent in writing, the cash portion of the Escrow Fund shall be invested from time to time, to the extent possible, in a money market mutual fund, including any such fund for which the Escrow Agent, or any affiliate thereof, receives compensation with respect to such investment, until disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund (other than shares of Packaged Ice, Inc. Common Stock) consisting of investments to provide for payments required to be made under this Escrow Agreement Agreement.

3.       CLAIMS

         (a) From time to time on or before April 16, 1998, Parent may give notice (a "Notice") to Shareholders and Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") for Damages it may have under Section 10 of the Merger Agreement. If Shareholders give notice to Parent and Escrow Agent disputing any Claim (a "Counter Notice") within 30 days following receipt by Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 3(c) of this Escrow Agreement. If no Counter Notice is received by Escrow Agent within such 30-day period, then the dollar amount of damages claimed by Parent as set forth in its Notice shall be deemed established for purposes of this Escrow Agreement and the Merger Agreements and, at the end of such 30-day period, Escrow Agent shall pay to Parent the dollar amount claimed in the Notice from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Merger Agreements.

         (b) If a Counter Notice is given with respect to a claim, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Parent and Shareholders (ii) an arbitrator's award or
(iii) a final non-appealable order of a court of competent jurisdiction. Any award or court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that award or the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

         (c) If the Escrow Fund consists of Common Stock, then for purposes of this Agreement such stock shall be valued at $10.00 per share.

         (d) If Parent is entitled to receive payment out of the Escrow Fund, Shareholders shall have the right to contribute cash to the Escrow Fund to cover such payment and to withdraw Common Stock equal in value to the cash contributed.

4.       CASH DIVIDENDS AND VOTING RIGHTS

         Each Shareholder in whose name shares of Common Stock held as part of the Escrow Fund are registered shall receive all cash dividends declared and paid on such shares throughout the period such shares are held in Escrow in the same manner as any other shareholder of Parent which dividends shall at no time be a part of the Escrow. Each Shareholder shall retain all voting rights with respect to his shares during the Escrow.

5.       TERMINATION OF ESCROW

         On April 17, 1998, Escrow Agent shall pay and distribute the amount then present in the Escrow Fund pro rata to each of the Shareholders, unless any Claims are then pending, in which case an amount equal to the aggregate dollar amount of such Claims (as shown in the Notices of such Claims) shall be retained by Escrow Agent in the Escrow Fund (and the balance paid and/or distributed to Shareholders) until satisfactory resolution of such Claim in accordance with Section 4(b) above. This Escrow Agreement shall terminate upon the occurrence of the earlier of (a) agreement on the part of Parent and (b) payment by the Escrow Agent of all of the Escrow Fund in accordance with this Escrow Agreement. Notwithstanding any termination of this Escrow Agreement, the provisions of Sections 9, 10, 11, 12, 15 and 20 shall survive such termination and remain in full force and effect.

6.       ACCOUNT STATEMENTS

         Receipt of the Escrow Fund and investment and reinvestment of the cash portion of the Escrow Fund shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by Parent and Representative (defined in Section 22) to Escrow Agent within 30 calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within such 30 day period shall be conclusively deemed confirmation of such account statement in its entirety. For purposes of this Section 6, each account statement shall be deemed to have been received by the party to whom directed on the earlier to occur of (i) actual receipt thereof and (ii) three "Business Days" (hereinafter defined) after the deposit thereof in the United States Mail, postage prepaid. The term "Business Day" shall mean any day of the year, excluding Saturday, Sunday and any other day on which national banks are required or authorized to close in San Antonio, Texas.

7.       TAX MATTERS

         Parent and Representative shall provide Escrow Agent with its taxpayer identification number documented by an appropriate Form W8 or Form W9 upon execution of this Escrow Agreement. Failure to so provide such forms may prevent or delay disbursements from the Escrow Fund and may also result in the assessment of a penalty and Escrow Agent's being required to withhold tax on any interest or other income earned on the Escrow Fund. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

8.       SCOPE OF UNDERTAKING.

         Escrow Agent's duties and responsibilities in connection with this Escrow Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Escrow Agreement. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Escrow Agreement or the Escrow Fund and shall not be required to deliver the Escrow Fund or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest, reinvest and deliver the Escrow Fund as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto the Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the Parent, Shareholders or Representative or any of them. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to Section 9 hereinbelow, its own willful misconduct, bad faith or gross negligence. It is the intention of the parties hereto that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

9.       RELIANCE; LIABILITY

         Escrow Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to have been signed or presented by the proper party or parties. Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Escrow Fund pursuant to this Escrow Agreement; provided, however, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but no limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or neglect of any Parent, Shareholder or Representative of or any agent or correspondent of any of them; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or separator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part hereof or for the transactions requiring or underlying the execution of this Escrow Agreement, the form or execution hereof or for the identity or authority of any person executing the Escrow Agreement on behalf of the Parent, Shareholder and Representative or depositing the Escrow Fund.

10.      RIGHT OF INTERPLEADER

         Subject to Section 20 hereof and without waiving the same, should any controversy arise involving the parties hereto or any of them or any other person, firm or entity and such controversy results in claims and demands having made by them, or any of them in connection with or for any part of the Escrow Fund, or should a substitute escrow agent fail to be designated as provided in Section 16 hereof, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Escrow Fund until the controversy is resolved or the conflicting demands are withdrawn or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. The parties hereto agree that to the extent such controversy is between the Parent and Shareholders, such controversy shall be resolved in accordance with Section 20 and the parties hereto shall take such actions as may be necessary to cause the court in which such petition for interpleader has been filed to recognize and enforce the arbitrator's award. In the event Escrow Agent is a party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Escrow Agreement or the Escrow Fund, Parent and Shareholders hereby jointly and severally agree to reimburse Escrow Agent for its reasonable attorney's fees and any and all other reasonable expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration except to the extent arising out of the Escrow Agent's willful misconduct, bad faith or gross negligence.

11.      INDEMNIFICATION

         Parent and Shareholders hereby jointly and severally indemnify Escrow Agent, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all expenses, including, without limitation, attorney's fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation and arbitration, tax liability and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of this Escrow Agreement, except such acts or omissions as may result from the willful misconduct, bad faith or gross negligence of such Indemnified Party. IT IS THE EXPRESS INTENT OF EACH OF PARENT AND SHAREHOLDERS TO INDEMNIFY EACH OF THE INDEMNIFIED PARTIES FOR, AND HOLD THEM HARMLESS AGAINST, THEIR OWN NEGLIGENT ACTS OR OMISSION TO THE EXTENT PERMITTED BY APPLICABLE LAW.

12.      COMPENSATION AND REIMBURSEMENT OF EXPENSES

         Parent and Shareholders hereby agree, jointly and severally, (i) to pay Escrow Agent for its services hereunder in accordance with the fee schedule attached hereto as Exhibit A and (ii) to pay all reasonable expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, reasonable attorney's fees, brokerage costs and related expenses incurred by Escrow Agent. No increase in the rate of any fee charged by the Escrow Agent shall be valid hereunder unless previously approved in writing by Parent and Representative. The fee of $1,500 for the initial one year period shall be paid to the Escrow Agent, one-half (1/2) by Shareholders and one-half (1/2) by Parent upon execution of this Escrow Agreement. As between Parent and Shareholders, any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Parent and 50% by Shareholders.


13.      NOTICES

         Any notice or other communication required or permitted to be given under this Escrow Agreement by any party hereto to any other party hereto shall be considered as properly given if in writing and (a) delivered against receipt therefor, (b) mailed by registered or certified mail, return





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
receipt requested and postage prepaid of (c) sent by facsimile, in each case to the address or facsimile number, as the case may be, set forth below:

If to Parent:                Packaged Ice, Inc.
                             Attention: President
                             8572 Katy Freeway, Suite 101
                             Houston, Texas 77024
                             Facsimile No.: (713) 464-4681

with a copy to:              Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                             Attention: Alan Schoenbaum, P.C.
                             300 Convent Street, Suite 1500
                             San Antonio, Texas 78205
                             Facsimile No.: (210) 224-2035

If to Shareholders and/or    c/o Robert G. Miller
Representative:              30518 Via Marie Elena
                             Bonsall, CA 92003
                             Facsimile No.: (619) 724-8937

with a copy to:              Luce, Forward, Hamilton and Scripps
                             Attention: Robert Copeland, Esq.
                             600 West Broadway, Suite 2600
                             San Diego, California 92101
                             Facsimile No.: (619) 232-8311

If to the Company:           Southwestern Ice, Inc.
                             Attention: Dale M. Johnson, Chief Financial Officer
                             4425 West Olive, Suite 310
                             Glendale, Arizona 85302
                             Facsimile No. (602) 435-5579

Escrow Agent:                Texas Commerce Bank, N.A.
                             711 Navarro, 1st Floor
                             San Antonio, TX 78205
                             Corporate Trust/Escrow Section
                             Attention: Angie Bendelee
                             Facsimile No.: (210)271-8099


Except to the extent otherwise provided in Section 6 hereinabove delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. Any party to this Escrow Agreement may change the address to which communications hereunder are to be directed by giving written notice to the other party or parties hereto in the manner provided in this section. Notwithstanding the foregoing, any notice hereunder delivered to Representative with respect to a Claim shall only be given in accordance with clauses (a) and (b) above, and notice to Representative by facsimile with respect to a Claim shall not be deemed given for purposes of this Escrow Agreement.

14.      CONSULTATION WITH LEGAL COUNSEL

         Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

15.      CHOICE OF LAW; CUMULATIVE RIGHTS

         This Escrow Agreement shall be construed under, and governed by, the laws of the State of Texas, excluding, however, (a) its choice of law rules and
(b) the portions of the Texas Trust Code Sec. 111.001, et. seq. of the Texas Property code concerning fiduciary duties and liabilities of trustees. All of Escrow Agent's rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise. Subject to Section 20 hereof and without waiving the same, the parties hereto agree that the forum for resolution of any dispute arising under this Escrow Agreement shall be Bexar County, Texas, and each of Parent, Shareholders and Representative hereby consents, and submits itself, to the jurisdiction on any state or federal court sitting in Bexar County, Texas.

16.      RESIGNATION

         The Escrow Agent may removed at any time with the written consent of Parent and Representative. Escrow Agent may resign hereunder upon thirty (30)
days' prior notice to the Parent and Representative.   If the Escrow Agent
shall resign or be removed, Parent and Representative shall appoint, as soon as possible, a successor escrow agent. Upon the effective date of such resignation or removal, Escrow Agent shall deliver the Escrow Fund to any substitute escrow agent designated by Parent and Representative in writing.
Any successor escrow agent shall be deemed to have accepted the responsibilities hereunder upon execution of this Escrow Agreement and delivery of such executed document to Parent and Representative. If Parent and Representative fail to designate a substitute escrow agent within thirty (30) days after the giving of such notice, Escrow Agent may institute a petition for interpleader. Escrow Agent's sole responsibility after such 30-day notice period expires shall be to hold the Escrow Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent's obligations hereunder shall cease and terminate.

17.      ASSIGNMENT

         This Escrow Agreement shall not be assigned by either of the Other Parties without the prior written consent of Escrow Agent (such assigns of any of Parent, Shareholders or Representative to which Escrow Agent consents, if any, and Escrow Agent's assigns being hereinafter referred to collectively as "Permitted Assigns').

18.      SEVERABILITY

         If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

19.      GENERAL

         The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise required, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Escrow Agreement constitute the entire agreement among the parties hereto in respect of the subject matter hereof, and neither Parent, Shareholders, Representative nor Escrow Agent has relied on any representations or agreements of the other, except as specifically set forth in this Escrow Agreement or, with respect to the Parent and Shareholders, the Merger Agreements. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, devisees, executor, administrators, personal representatives, successors, trustees, receivers and Permitted Assigns. This Escrow Agreement is for the sole and exclusive benefit of Parent, Shareholders, Representative and the Escrow Agent, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

20.      ARBITRATION

         All disputes hereunder between or among any of the Shareholders, Parent, and/or Newco shall be settled in accordance with Section 11.5 of the Merger Agreements.





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
21.      WAIVER

         The rights and remedies of the parties to this Escrow Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Escrow Agreement or the documents referred to in this Escrow Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Escrow Agreement or the documents referred to in this Escrow Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Escrow Agreement or the documents referred to in this Escrow Agreement.

22.      REPRESENTATIVE

         (a) The Shareholders shall act through the Representative, who shall be deemed authorized to act on behalf of all of the Shareholders in the manner set forth in this Section 22. The Shareholders have selected Robert G. Miller as their initial Representative.

         (b) A Representative may resign at any time effective upon giving written notice to each of the parties hereto. The Shareholders may at any time remove a Representative by giving ten days' written notice to him. If a Representative shall resign or be removed, the Shareholders may by written election appoint any number of successor Representatives and shall so appoint a successor if the Representative in question was the only Representative in office. The Representative shall promptly notify Parent in writing of the resignation or removal of any Representative and of the appointment of any successor Representative.

         (c) With respect to matters involving the Shareholders, Parent and Escrow Agent shall rely conclusively upon any written instruction of a Representative. Parent and Escrow Agent shall rely conclusively on the authority of a Representative designated herein or by the Shareholders until Parent and Escrow Agent receive a written instruction naming another person as Representative to succeed to that position in the place of the existing Representative, which instruction shall be signed by the Shareholders.

         (d) The Representative may take any action on behalf of the Shareholders which it deems appropriate to take with respect to any claim for Damages ("Claim") received by it pursuant to Section 10 of the Merger Agreement.

         (e) The Representative may on behalf of the Shareholders, at any time and without regard to whether or not proceedings for the resolution or determination thereof have commenced, agree upon, resolve, settle, or compromise any Claim under Section 10 or 11.5 of the Merger Agreement in the sole and absolute discretion of the Representative.

         (f) The Representative may on behalf of the Shareholders, in its sole and absolute discretion, pursue, elect not to pursue, or terminate the pursuit of any Claim or issue under Section 10 or 11.5 of the Merger Agreement, including the conduct of arbitration of an litigation of third party claims, as provided herein and in the Agreement.

         (g) Under no circumstances shall the Representative be liable to any Shareholder for any act it may take in its capacity as Representative, or for the failure to take any action, or for the actions of any Shareholder, or for any damage, loss or expense suffered or incurred resulting from the exercise of the Representative's sole and absolute discretion in acting hereunder, except only for acts of gross negligence, bad faith or willful misconduct.

         (h) The Representative shall be and hereby is authorized to retain counsel, accountants, or other professional assistants to assist in determining the validity of claims or in otherwise acting hereunder as a Representative. Any such expenses shall be borne by the Shareholders and may be taken from the proceeds of the Escrow Fund to be delivered to such Shareholders.

         (i) The Representative shall not be liable for any expense incurred on behalf of the Shareholders or any of them in protesting, analyzing, resisting, arbitrating, litigating, negotiating with respect to, or defending any claim made in connection with this Agreement, or for any amounts otherwise expended in acting hereunder.

         (j) On demand by the Representative, each Shareholder shall contribute all sums demanded to pay the fees and expense incurred by the Representative on behalf of the Shareholders in acting hereunder. The amount due from each Shareholder from time to time shall be determined by talking the product of (x) the total fees and expenses incurred multiplied by (y) the quotient of: (v) the amount of the Acquisition Price received by such Shareholder divided by (w) the Acquisition Price.

         (k) The Representative shall keep the Shareholders reasonably informed of actions taken by it in acting hereunder.



                            (SIGNATURE PAGE FOLLOWS)





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
         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



                                        PACKAGED ICE, INC.


                                        By:
                                            ------------------------------------
                                            James F. Stuart, President


                                        REPRESENTATIVE:

                                        ----------------------------------------
                                        Robert G. Miller


                                        SHAREHOLDERS:

                                        ----------------------------------------
                                        Alan Bernstein

                                        ----------------------------------------
                                        Dale M. Johnson

                                        ----------------------------------------
                                        Robert G. Miller

                                        ESCROW AGENT:

                                        Texas Commerce Bank National Association

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                ESCROW AGREEMENT
                          BETWEEN PACKAGED ICE, INC.,
                        PACKAGED ICE SOUTHWESTERN, INC.,
                 JOHNSON, MILLER & BERNSTEIN ("SHAREHOLDERS"),
                                AND ESCROW AGENT



                                    ANNEX 1

                               PACKAGED ICE, INC.
                       STOCK CERTIFICATES HELD IN ESCROW


CERT. NO.        NO. OF SHARES              DATE         ISSUED TO:
---------        -------------              ----         ----------
146                        2,866            04/17/97     Robert G. Miller
153                       25,794            04/17/97     Robert G. Miller
                          ------
                 Total:   28,660


147                        1,587            04/17/97     Alan S. Bernstein
154                       14,283            04/17/97     Alan S. Bernstein
                          ------
                 Total:   15,870


148                        1,547            04/17/97     Dale M. Johnson
155                       13,923            04/17/97     Dale M. Johnson
                          ------
                 Total:   15,470

                          GRAND TOTAL: 60,000 SHARES